UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2023

Prairie Operating Co.

(Exact name of registrant as specified in its charter)

Delaware	000-33383	98-0357690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

602 Sawyer Street, Suite 710 Houston, TX	77007
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 424-4247

N/A

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

In connection with the filing of an amendment to the registration statement on Form S-1 (File No. 333-272743) registering the resale of certain securities, Prairie Operating Co. (the “Company”) is filing (i) updated risk factors set forth in Exhibit 99.1, (ii) updated business disclosures set forth in Exhibit 99.2, (iii) Unaudited Pro Forma Condensed Combined Financial Information as of and for the six months ended June 30, 2023 and for the year ended December 31, 2022 set forth in Exhibit 99.3 and (iv) Report of Collarini Energy Experts, dated August 15, 2023, for possible reserves as of August 1, 2023, set forth in Exhibit 99.4, to update the disclosures previously provided in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023, each as filed with the Securities and Exchange Commission, and as may be further updated by the Company’s Current Reports on Form 8-K. The disclosures set forth in Exhibits 99.1, 99.2, 99.3 and 99.4 are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
23.1	Consent of Collarini Energy Experts.
99.1	Updated Risk Factors.
99.2	Updated Business.
99.3	Unaudited Pro Forma Condensed Combined Financial Information as of and for the six months ended June 30, 2023 and for the year ended December 31, 2022.
99.4	Report of Collarini Energy Experts, dated August 15, 2023, for possible reserves as of August 1, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Prairie Operating Co.
Date: August 24, 2023
	By:	/s/ Edward Kovalik
Edward Kovalik
Chief Executive Officer